UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 15, 2017

ENDOLOGIX, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-28440 (Commission File Number)	68-0328265 (IRS Employer Identification No.)

2 Musick Irvine, California (Address of principal executive offices)		92618 (Zip Code)
(949) 595-7200
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                 Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously reported, Robert D. Mitchell, President of Endologix, Inc. (the “Company”), notified the Board of Directors of the Company that he will retire from the Company effective December 31, 2017. On December 15, 2017, in connection with Mr. Mitchell’s retirement from the Company, the Company entered into a Severance Agreement and General Release with Mr. Mitchell (the “Severance Agreement”). The Severance Agreement provides that Mr. Mitchell is entitled to receive: (a) severance compensation equal to six months of Mr. Mitchell’s base salary; (b) payment of the earned amount of Mr. Mitchell’s target bonus for the 2017 calendar year; (c) payment of Mr. Mitchell’s accrued vacation time; and (d) continued health insurance coverage through June 30, 2018. Pursuant to the terms of the Severance Agreement, the Company also entered into an Agreement for Independent Contractor Services (the “Consulting Agreement”) with Mr. Mitchell, whereby Mr. Mitchell will consult for, advise the Company on, and/or perform services relating to, the Company’s clinical trials and related matters during the period from January 1, 2018 through December 31, 2018. During the term of the Consulting Agreement, Mr. Mitchell’s outstanding time- and performance-based equity awards shall continue to vest in accordance with their respective terms and with the terms and conditions of the Consulting Agreement, including but not limited to Mr. Mitchell’s continued compliance with certain restrictive covenants set forth therein. In addition, on December 15, 2017, the Company entered into a Second Amendment (the “Second Amendment”) to Mr. Mitchell’s Restricted Stock Award Agreement dated December 10, 2010, for the purpose of amending the performance-based vesting provisions applicable to certain shares subject thereto.
The foregoing summaries of the Severance Agreement, the Consulting Agreement and the Second Amendment do not purport to be complete and are qualified in their entirety by reference to the full texts of the Severance Agreement, the Consulting Agreement and the Second Amendment, copies of which will be filed as exhibits to the Company’s next periodic report filed with the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOLOGIX, INC.

Date: December 15, 2017	/s/ Vaseem Mahboob
Vaseem Mahboob
Chief Financial Officer